UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 2

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 13, 2002

                            WIRELESS SYNERGIES, INC.
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                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)


        NEVADA                000-32229                76-0616474
       (STATE OF          (COMMISSION FILE           (IRS EMPLOYER
    INCORPORATION)             NUMBER)            IDENTIFICATION NO.)

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                                  2001 POTOMAC
                              HOUSTON, TEXAS 77057
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (713) 785-6809
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

      This Amendment No. 2 on Form 8-K/A amends the Current Report on Form 8-K/A, Amendment No. 1, dated March 4, 2002 (the "Current Report"), of Wireless Synergies, Inc., a Nevada corporation ("Wireless"), filed with the Securities and Exchange Commission on March 4, 2002.

ITEM 5. OTHER EVENTS.

      As previously reported, on February 20, 2002, Wireless announced that it had entered into an Agreement and Plan of Merger dated February 12, 2002 (the "Merger Agreement"), which sets forth the terms and conditions of a proposed business combination of Wireless and 2K Sounds, Inc., a California corporation ("2K"). Pursuant to the Merger Agreement, 2K Sounds Merger Co., Inc. a California corporation and a direct, wholly-owned subsidiary of Wireless ("Merger Sub"), will merge with and into 2K, with 2K as the surviving corporation. 2K will as a result become a wholly-owned subsidiary of Wireless.

      On March 13, 2002, Wireless, 2K and Merger Sub entered into an Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement") to reflect changes in: (i) the number of shares of Wireless common stock, $.001 par value per share (the "Wireless Common Stock") that Wireless will issue in the merger; (ii) the dollar amount (and dilution threshold) of the private placement of securities of Wireless proposed in the original Merger Agreement; and (iii) the date on or after which Wireless or the Selling Company Stockholders (as that term is defined in the Amended Merger Agreement) may terminate the Amended Merger Agreement if the transactions contemplated thereby are not consummated by such date (the "Outside Closing Date").

      Under the Amended Merger Agreement, the number of shares of Wireless Common Stock Wireless will issue to the holders of 2K's capital stock and options at the effective time was increased to 15.5 million shares from 13.5 million shares provided for under the original Merger Agreement.

      Additionally, following the closing of the merger, the total number of shares of Wireless Common Stock issuable to the holders of 2K's capital stock and options may be increased if a $1.5 million (instead of the $3.0 million set forth in the original Merger Agreement) private placement of securities of Wireless proposed under the Amended Merger Agreement (the "Financing"), dilutes the aggregate percentage equity interest held by all 2K stockholders in Wireless below 75% (instead of the 70% set forth in the original Merger Agreement) of the total number of shares of Wireless Common Stock outstanding. In such event, simultaneous with the closing of the Financing, Wireless will issue to 2K stockholders (on a pro rata basis), that number of additional shares of Wireless Common Stock as shall be necessary to adjust up to 75% the aggregate percentage equity interest held by all 2K stockholders in Wireless.

      The parties to the Amended Merger Agreement have also agreed that the Outside Closing Date shall be extended from March 15, 2002 to March 22, 2002.

      No other material terms of the original Merger Agreement were amended. A copy of the Amended Merger Agreement is attached to this Current Report as
Exhibit 2.1 and is incorporated by reference herein.


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


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND Exhibits.

(a): Not Applicable

(b): Not Applicable

(c): Exhibits:

     2.1 Amended and Restated Agreement and Plan of Merger dated March 13, 2002, among Wireless Synergies, Inc., 2K Sounds Merger Co., Inc., 2K Sounds, Inc., and certain stockholders of 2K Sounds, Inc.



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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Wireless Synergies, Inc.


                                    By: /s/ Benjamin Hansel
                                        --------------------------
                                        Benjamin Hansel
                                        President

Dated:  March 20, 2002



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



                                  Exhibit Index

     2.1 Amended and Restated Agreement and Plan of Merger dated March 13, 2002, among Wireless Synergies, Inc., 2K Sounds Merger Co., Inc., 2K Sounds, Inc., and certain stockholders of 2K Sounds, Inc.




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